Exhibit 10(h)

PPL CORPORATION

AMENDED AND RESTATED PARENT GUARANTY

Dated as of November 30, 2000

AMENDED AND RESTATED PARENT GUARANTY

AMENDED AND RESTATED PARENT GUARANTY, dated as of November 30, 2000 (this "Guaranty"), by PPL CORPORATION, a Pennsylvania corporation (the "Guarantor"), to LARGE SCALE DISTRIBUTED GENERATION STATUTORY TRUST, a Connecticut Statutory Trust (the "Lessor"). Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Amended and Restated Participation Agreement dated as of the date hereof among PPL Large Scale Distributed Generation, LLC (the "Lessee" or the "Company"), the Lessor, State Street Bank and Trust Company of Connecticut, National Association, as Trustee, the Persons named therein as Certificate Holders and Note Holders, and Citibank, N.A., as Agent (the "Agent") (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the applicable provisions thereof, the "Participation Agreement").

Preliminary Statement

A.The Guarantor executed the Original Guaranty in favor of the Lessor, and the Guarantor and the Lessor desire to amend and restate the Original Guaranty on the terms set forth herein in connection with the transactions described in Part I of Appendix A to the Participation Agreement.

B.As contemplated by the Participation Agreement, the Lessor will acquire title to the Equipment from the applicable Supplier pursuant to the applicable Purchase Contract and lease the Equipment to the Lessee.

C.To finance the acquisition by the Lessor of its interest in the Equipment, the Lessor will issue the Notes and the Certificates.

D.The Guarantor intends this Guaranty to be an inducement for (i) the Lessor, the Holders and the Agent to enter into the transactions described in Part I of Appendix A of the Participation Agreement and as contemplated by the Operative Documents, (ii) the Note Holders to purchase the Notes, and (iii) the Certificate Holders to purchase the Certificates, all of which the Agent, the Lessor, the Note Holders and the Certificate Holders would be unwilling to do if the Guarantor did not execute and deliver this Guaranty.

E.This Guaranty has been consented to and approved by the Lessor, the Agent and the Holders pursuant to Section 9.27 of the Participation Agreement.

NOW, THEREFORE, in consideration of the premises and intending to be legally bound by this Guaranty, the Guarantor hereby agrees to be bound as follows:

1.  Guaranty. The Guarantor unconditionally guarantees and agrees with the Lessor that all Rent, the Residual Value Amount, the Permitted Lease Balance, the Termination Value, all indemnification payments required to be made pursuant to Section 9.14 of the Participation Agreement and all other sums stated in the Operative Documents to the extent payable by the Company thereunder, including the amount required to be deposited into the Cash Collateral Account by the Company pursuant to Section 1.07 of the Participation Agreement, will be promptly paid in full when due, whether at stated maturity, by acceleration or otherwise, in accordance with the provisions of the Operative Documents. For the avoidance of doubt, the Guarantor shall not guaranty the payments due to any Supplier under any Purchase Contract. Notwithstanding anything contained herein to the contrary the Guarantor's maximum aggregate obligation under this Guaranty shall not exceed the amount of $555,000,000, plus the following: (i) to the extent payable by the Company or included in calculating any amount which is payable by the Company, (a) all accrued and unpaid interest on the Notes and (b) all accrued and unpaid Distributions on the Certificates, (ii) all indemnification payments required to be made by the Company pursuant to Section 9.14 of the Participation Agreement, (iii) all amounts representing Closing Costs payable by the Company under the Operative Documents, (iv) all amounts representing Unreimbursed Losses payable by the Company under the Operative Documents, (v) all Additional Rent payable by the Company under the Operative Documents, (vi) all other amounts owed by the Company under the Operative Documents and (vii) all interest on any of the foregoing amounts (including overdue interest).

2.  Nature of the Guaranty. (a)  This Guaranty shall be irrevocable, and in all events shall be continuing, unconditional and absolute, and if for any reason any sums stated in the other Operative Documents to be payable by Lessee, or any part thereof, shall not be paid promptly when due, subject to the terms of the Operative Documents, then upon demand of payment made by the Lessor to the Guarantor, the Guarantor shall pay the same to or for the benefit of the Lessor pursuant to and in accordance with the provisions of the Operative Documents, regardless of any defenses or rights of set-off or counterclaim, regardless of whether the Lessor shall have taken any steps to enforce its rights against the Guarantor, the Lessee or any other Person, to collect such sums, or any part thereof, and regardless of any other condition or contingency. The Guarantor also agrees to pay on demand to the Lessor such further amounts as shall be sufficient to cover the reasonable costs and expenses of collecting such sums, or part thereof, or of otherwise enforcing this Guaranty, including, in any case, reasonable compensation to their respective attorneys for all services rendered in that connection.

(b)Any and all payments by the Guarantor hereunder shall be made on an After Tax Basis free and clear of and without deduction for any and all present or future Charges and all liabilities with respect thereto. If the Guarantor shall be required by Law to deduct any Charges from or in respect of any sum payable hereunder, (i)  the amounts payable by the Guarantor shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this paragraph 2(b)) the Lessor receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law.

3.  The Guarantor hereby unconditionally (a) waives any requirement that the Agent, the Lessor, the Note Holders and the Certificate Holders first make demand upon, or seek to enforce remedies against, any other Person or any of the collateral or property of such other Person before demanding payment from, or seeking to enforce this Guaranty against, the Guarantor; (b) covenants that this Guaranty will not be discharged except by complete satisfaction of all payment obligations of the Lessee contained in the Operative Documents; (c) agrees that this Guaranty shall remain in full effect without regard to, and shall not be affected or impaired by, any invalidity, illegality, irregularity or unenforceability in whole or in part of any other Operative Document (and the Guarantor hereby waives any defense relating to the enforceability of the Operative Documents or any provision contained therein) or except as expressly set forth herein or in the Operative Documents, or any limitation of the liability of the Company thereunder or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever; (d)  waives diligence, presentment and protest with respect to, and, except as expressly provided herein or in the Operative Documents, any notice of default in, the payment of any amount at any time payable under or in connection with the Instruments or any of the Operative Documents; and (e) agrees that each and every right, power and remedy given under this Guaranty or any other Operative Document shall be cumulative and not exclusive, and be in addition to all other rights, powers and remedies now or hereafter granted or otherwise existing.

4.  Until all obligations of the Lessee under the Operative Documents have been indefeasibly paid in full, the Guarantor hereby irrevocably waives, to the extent permitted by applicable Law, any claim, remedy or right that it may now have or hereafter acquire against the Lessee that arise from the existence, payment, performance or enforcement of the obligations of the Lessee under any other Operative Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent, the Lessor, any Note Holder or any Certificate Holder against the Lessee whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Lessee directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the indefeasible cash payment in full of all amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Lessor, and shall forthwith be paid to the Lessor and be credited and applied to the amounts payable under this Guaranty. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangement contemplated by the Operative Documents and that the waiver set forth in this subsection is knowingly made in contemplation of such benefits. Notwithstanding the foregoing, the obligation to hold amounts in trust shall not have effect to the extent that it would otherwise create or take effect as a charge or security interest over such amounts.

5.  To the extent permitted by applicable Law, the obligations, undertakings and conditions to be performed or observed by the Guarantor under this Guaranty shall not be affected or impaired by reason of the happening from time to time of any of the following with respect to the Operative Documents, all without notice to, or the further consent of, the Guarantor:

(a)the waiver by the Agent, the Lessor, any Note Holder or any Certificate Holder or any other Person of the observance or performance by the Lessee or the Guarantor of any of the obligations, undertakings or conditions contained in any of the Operative Documents, except to the extent of such waiver;

(b)the extension, in whole or in part, of the time for payment of any amount owing or payable under any of the Instruments, the Loan Agreement, or any other Operative Document or of any other sums or obligations under or arising out of or on account of the Instruments, the Loan Agreement or any other Operative Document except to the extent of such extension;

(c)the modification or amendment (whether material or otherwise) of any of the obligations of the Lessee, the Lessor, the Guarantor or any other guarantor under any Operative Document, except to the extent of such modification or amendment;

(d)the taking or the omission of any of the actions referred to in any other Operative Document (including, without limitation, the giving of any consent referred to therein);

(e)any failure, omission, delay or lack on the part of the Agent, the Lessor, any Note Holder, any Certificate Holder, or any other Person to enforce, assert or exercise any right, power or remedy conferred on the Agent, the Lessor, any Note Holder or any Certificate Holder or any other Person in any of the Operative Documents or any action on the part of the Agent, the Lessor, any Note Holder or any Certificate Holder, or any other Person granting indulgence or extension in any form;

(f)the release or discharge of the Agent, the Lessor, the Lessee or any other Person from the performance or observance of any obligation, undertaking or condition to be performed by the Agent, the Lessee or any other Person under any Instrument or any other Operative Document by operation of Law;

(g)the receipt and acceptance by the Agent, the Lessor, a Note Holder, a Certificate Holder, or any other Person of notes, checks or other instruments for the payment of money and extensions and renewals thereof;

(h)any action, inaction or election of remedies by the Agent, the Lessor, a Note Holder, a Certificate Holder or any other Person which results in any impairment or destruction of any subrogation rights of the Guarantor, or any rights of the Guarantor to proceed against any other Person for reimbursement;

(i)the surrender by the Agent, the Lessor, any Note Holder, any Certificate Holder or any other Person of any security at any time held for the performance or observance of any of the agreements, covenants, terms or conditions contained in the Instruments or any of the other Operative Documents;

(j)any event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, indemnitor or surety under the laws of the States of New York or any other applicable jurisdiction;

(k)any other circumstances whatsoever (with or without notice to or knowledge of the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Guarantor with respect to its obligations hereunder or under the other Operative Documents, in bankruptcy or in any other instance, except based on payment or performance;

(l)any change in circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Guarantor, any Note Holder, any Certificate Holder, the Agent or the Lessor and whether or not such change in circumstances shall or might in any manner and to any extent vary the risk of the Guarantor hereunder;

(m)any sublease or other use of any of the Equipment, or any sale, transfer, disposition, grant of security interest, mortgaging or assignment by the Lessee of any of its interests, rights or obligations, in, to and under the Lease, or with respect to the Equipment or any part thereof, whether or not permitted by the terms of any of the Operative Documents;

(n)any assignment or grant of security interest by any Note Holder of all of any part of such Note Holder's right, title and interest in its Notes or in the Collateral;

(o)any assignment or grant of security interest by any Certificate Holder of all or part of such Certificate Holder's right, title and interest in its Certificates or in the Collateral;

(p)any sale by the Lessor, or its successors or assigns, of the Equipment or any part thereof pursuant to the terms of the Operative Documents;

(q)any consolidation or merger of the Lessee, whether permitted under the terms of the Participation Agreement or otherwise, or the sale, transfer or other disposition by the Lessee of all or substantially all of the assets and/or liabilities of the Lessee or any change in the ownership of the equity interests of the Lessee;

(r)the voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, the arrangement, composition or readjustment of the Lessee, or any other similar proceeding affecting the status, existence, assets or obligations of the Lessee, or the limitation on damages for the breach of, or the disaffirmation of, any of the Operative Documents in any such proceeding;

(s)any invalidity or unenforceability, for any reason, of the Lease or any other Operative Document, or of any provision thereof, or of any of the obligations, or any defect in the Lessor's title to, or any security interest granted in, the Equipment or any part thereof; or

(t)any other cause, whether similar or dissimilar to the foregoing;

it being the intention of the Guarantor that this Guaranty be absolute and unconditional in any and all circumstances and that this Guaranty shall be discharged only by the indefeasible payment in full of all sums with respect to which this Guaranty relates.

6.The Guarantor shall be subrogated to all rights of the Lessor, the Lessee, the Agent, the Note Holders and the Certificate Holders in respect of any amounts paid by the Guarantor on account of obligations of the Lessee pursuant to the provisions of this Guaranty; provided, however, that the Guarantor shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until the obligations of the Lessee guaranteed hereunder shall have been indefeasibly paid in full.

7.The Guarantor represents and warrants to the Lessor, the Agent, the Note Holders and the Certificate Holders that the following shall be true and correct on and as of the Syndication Closing Date and true and correct in all material respects on and as of each Funding Date (except to the extent such representations and warranties relate expressly to an earlier date):

(a)The Guarantor is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power to make and perform this Guaranty.

(b)The making and performance by the Guarantor of this Guaranty have been duly authorized by all necessary corporate action and do not and will not violate any provision of law or regulation, or any decree, order, writ or judgment, or any provision of its charter or by-laws, or result in the breach of or constitute a default under any indenture or other agreement or instrument to which the Guarantor is a party.

(c)This Guaranty constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms except to the extent limited by bankruptcy, insolvency or reorganization laws or by other laws relating to or affecting the enforceability of creditors' rights generally and by general equitable principles which may limit the right to obtain equitable remedies.

(d)The consolidated financial statements of the Guarantor and its consolidated subsidiaries for the year ended as at December 31, 1999, furnished to the Agent, the Lessor, the Note Holders and the Certificate Holders, fairly present its consolidated financial position at December 31, 1999 and the results of its consolidated operations for the year then ended and were prepared in accordance with GAAP. Since that date there has been no adverse change in the business, assets, financial condition or operations of the Guarantor that would materially and adversely affect the Guarantor's ability to perform any of its obligations hereunder.

(e)Except as disclosed in or contemplated by the Guarantor's Form 10-K Report to the Commission for the year ended December 31, 1999, or in any subsequent Form 10-Q or 8-K Report or otherwise furnished to the Agent, the Lessor, the Note Holders and Certificate Holders, no litigation, arbitration or administrative proceeding against the Guarantor is pending or, to the Guarantor's knowledge, threatened, which, if determined adversely, would materially and adversely affect the ability of the Guarantor to perform any of its obligations under this Guaranty. There is no litigation, arbitration or administrative proceeding pending or, to the knowledge of the Guarantor, threatened which questions the validity of this Guaranty or, to the knowledge of the Guarantor, any other Operative Document.

(f)The Guarantor is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such "margin stock."

(g)There have not been any "reportable events," as that term is defined in Section 4043 of ERISA, which would result in a material liability to the Guarantor.

(h)No authorization, consent or approval from governmental bodies or regulatory authorities is required for the making and performance by the Guarantor of this Guaranty, except such authorizations, consents and approvals as have been obtained and are in full force and effect.

(i)The Guarantor is not an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, in order not to be subject to the prohibitions of Section 7 of such Act.

(j)The Guarantor is a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, but is exempt from such Act (except for the provisions of Section 9(a)(2) thereof) by virtue of an order of the Commission pursuant to Section 3(a)(1) thereof.

(k)The Guarantor has filed or caused to be filed all federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Guarantor shall have set aside on its books appropriate reserves with respect thereto in accordance with GAAP.

(l)The Guarantor is in compliance with all laws, regulations and orders of any governmental authority except to the extent (A) such compliance is being contested in good faith by appropriate proceedings or (B) noncompliance would not reasonably be expected to materially and adversely affect its ability to perform any of its obligations hereunder.

8.The Guarantor covenants and agrees as follows so long as this Guaranty shall remain in effect or any amounts owed by the Lessee under the Operative Documents shall remain unpaid:

(a)The Guarantor will furnish to the Agent, the Trustee and each Note Holder and Certificate Holder:

(i)within 120 days after the end of each fiscal year (A) an auditors' report, including a balance sheet as at the close of such fiscal year and statements of income, shareowners' common equity and cash flows for such year for the Guarantor and its consolidated Subsidiaries prepared in conformity with GAAP, with an opinion expressed by PricewaterhouseCoopers LLP or other independent auditors of recognized standing selected by it and (B) the Guarantor's unconsolidated balance sheet as at the close of such fiscal year and statements of income, shareholders common equity and cash flows for such year;

(ii)within 60 days after the end of each of the first three quarters in each fiscal year, a balance sheet as at the close of such quarterly period and statements of income, shareowners' common equity and cash flows for such quarterly period for (i) the Guarantor and its consolidated Subsidiaries prepared in conformity with GAAP and (ii) the Guarantor's unconsolidated balance sheet as at the close of such quarterly period and statements of income, shareowners' common equity and cash flow for such quarterly period;

(iii)so long as the Guarantor is subject to the periodic reporting requirements of the Securities and Exchange Act of 1934, as amended, within 120 days after the end of each fiscal year, a copy of the Guarantor's Form 10-K Report to the Commission and within 60 days after the end of each of the first three quarters in each fiscal year, a copy of the Guarantor's Form 10-Q Report to the Commission;

(iv)from time to time, with reasonable promptness, such further information regarding the Guarantor's business, affairs and financial condition as the Agent, the Trustee or any Note Holder or Certificate Holder may reasonably request; and

(v)upon acquiring knowledge of the existence of a Default, Event of Default or Unwind Event a certificate of a financial officer of the Guarantor specifying: (A) the nature of such Default, Event of Default or Unwind Event, (B) the period of the existence thereof, and (C) the actions that the Guarantor proposes to take with respect thereto.

The financial statements required to be furnished pursuant to clause (i) above shall be accompanied by a certificate of a principal financial officer of the Guarantor to the effect that no Default or Event of Default with respect to the Guarantor has occurred and is continuing. The financial statements required to be furnished pursuant to clause (i) above shall also be accompanied by a certificate of a principal financial officer of the Guarantor demonstrating compliance with Section 8(d).

(b)(i) (1) The Guarantor will not merge or consolidate with any Person if the Guarantor is not the survivor unless (A) the survivor assumes the Guarantor's obligations hereunder, (B) substantially all of the consolidated assets and consolidated revenues of the survivor are anticipated to come from a utility or energy business or utility or energy businesses and (C) the senior unsecured debt ratings of the survivor by Moody's or S&P, as available (or if the ratings of Moody's and S&P are not available, of such other rating agency as shall be acceptable to the Majority Holders), are at least equal to the ratings of the senior unsecured debt of Finance Co., or, if the Guarantor then issues and has rated senior unsecured debt, the Guarantor, immediately prior to such merger or consolidation; (2) the Guarantor will not dispose of any common stock of either PPL Electric Utilities Corporation or Finance Co. or any securities convertible into common stock of either PPL Electric Utilities Corporation or Finance Co., except in connection with any merger or consolidation permitted under this paragraph (b), and except that the Guarantor shall be allowed to sell, transfer or otherwise dispose of PPL Electric Utilities Corporation's common stock to PPL Electric Utilities Corporation or any Subsidiary of the Guarantor.

(ii)The Guarantor will not permit Finance Co. to merge into or consolidate with any other Person except (x) the Guarantor or a successor of the Guarantor permitted by this paragraph (b) or (y) any other Person which is a wholly owned subsidiary of the Guarantor or a successor of the Guarantor permitted by this paragraph (b).

(c)The Guarantor will use its best efforts to promptly notify the Agent, the Trustee and each Note Holder and Certificate Holder upon obtaining knowledge of any change in, or cessation of, ratings of the Guarantor by S&P or ratings of the senior unsecured debt of Finance Co., or, if the Guarantor then issues and has rated senior unsecured debt, the Guarantor, by Moody's or S&P.

(d)The ratio of Consolidated Indebtedness of the Guarantor to Consolidated Capitalization of the Guarantor shall not exceed 70% at any time.

(e)The Guarantor will not create, incur, or suffer to exist any Encumbrance in or on the common stock of PPL Electric Utilities Corporation or Finance Co. or on securities convertible into the common stock of PPL Electric Utilities Corporation or Finance Co. (in either case, now or hereafter acquired) other than Permitted Liens.

9.Notice of acceptance of this Guaranty and notice of the execution and delivery of any other instrument referred to in this Guaranty are hereby waived by the Guarantor.

10.This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the obligations to be paid is rescinded or must otherwise be restored or returned by any Person, upon the insolvency, bankruptcy or reorganization of the Guarantor, or otherwise, all as though such payment had not been made. The provisions of this paragraph shall survive the termination of this Guaranty.

11.This Guaranty shall remain in full force and effect until payment in full of all sums payable by the Lessee under the Operative Documents, the termination of all Commitments and the performance in full of all obligations of the Guarantor in accordance with the provisions of this Guaranty, subject to reinstatement as provided in Section 10. Subject as aforesaid, the Guarantor's payment obligations hereunder shall be deemed satisfied upon the actual and timely receipt by the Agent of all amounts payable hereunder in full in cash. This Guaranty is a guaranty of payment when due and not a guaranty of collection.

12.In case any provision of this Guaranty or any application thereof shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions and any other application thereof shall not in any way be affected or impaired thereby.

13.This Guaranty shall be binding upon the Guarantor and its successors and shall inure to the benefit of, and be enforceable by the Lessor and its respective successors and permitted assigns. This Guaranty may not be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the Guarantor, the Agent, the Lessor and the Majority Holders; provided that any such change, waiver, discharge or termination which would have the effect of reducing the maximum exposure liability of the Guarantor set forth in the last sentence of Section 1 shall require the approval and consent of the Guarantor, the Agent, the Lessor, the Note Holders and the Certificate Holders, unless in the case of a reduction in the dollar amount set forth in the last sentence of Section 1 such dollar amount is at least equal to the total amount of the Commitments after giving effect to such change, waiver, discharge or termination, in which case such change, waiver, discharge or termination shall only require the approval and consent of the Agent, provided no Event of Default has occurred and is continuing. This Guaranty may be enforced as to any one or more defaults either separately or cumulatively.

14.(a)  THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW (OR ANY SIMILAR SUCCESSOR PROVISION THERETO) BUT EXCLUDING ALL OTHER CONFLICT-OF-LAW RULES.

(b)The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Operative Document, or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Note Holders, the Certificate Holders, the Agent or the Lessor may otherwise have to bring any action or proceeding relating to this Guaranty in the courts of any jurisdiction.

(c)The Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any other Operative Document in any New York State or federal court. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

15.All notices, demands, requests, consents, approvals and other instruments hereunder shall be given in the manner and at the appropriate address set forth in the Participation Agreement or at such other address as such party shall designate by notice to each of the other parties hereto.

16.The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the amounts which the Guarantor is obligated to pay hereunder and notice of or proof of reliance by the Agent, the Lessor, the Note Holders or the Certificate Holders upon this Guaranty or acceptance of this Guaranty. The indebtedness evidenced by the Operative Documents shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Guaranty, and all dealings between the Guarantor, the Agent, the Lessor, the Note Holders and the Certificate Holders shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

17.Except as otherwise permitted under Section 8(b), the Guarantor may not delegate its obligations under this Guaranty without the prior written consent of the Agent, the Note Holders, the Certificate Holders and the Lessor.

18.The rules of construction set forth in Appendix A to the Participation Agreement apply to this Guaranty.

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed as of the day and year first above written.

PPL CORPORATION

By:
      Name:
      Title: